Exhibit 99.1
Contact:
Julie Wood
Vice President, Investor Relations
510-597-6505
Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
Global Nexavar Sales Increase 24% Over 2008
Company Achieves Second Year of Profitability and Non-GAAP Net Income of $54.4 Million in 2009
EMERYVILLE, CA — February 23, 2010 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the full year and fourth quarter 2009. Global Nexavar net sales as recorded by Onyx’s collaborator, Bayer HealthCare Pharmaceuticals, Inc., or Bayer, were $843.5 million for the full year 2009 and $235.2 million for the fourth quarter 2009 compared to $677.8 million and $176.5 million for the same periods in 2008. Onyx and Bayer are marketing and developing Nexavar ® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union, Japan and other territories.
“2009 was a transformational year for Onyx as we continued to grow Nexavar sales, increased cash flow from operations, augmented our cash reserves, delivered promising clinical data in breast cancer, and created a broad and balanced portfolio of compelling compounds,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “As a result, Onyx has successfully established its position as an emerging oncology leader. With a 24% increase in annual Nexavar sales and growing commercial margins, it is this outstanding performance that has enabled us to invest in our future with an expanding number of pipeline products to improve the lives of patients and create additional value for shareholders.”
Onyx reported GAAP net income of $16.2 million, or $0.27 per diluted share, for the full year 2009 compared with net income of $1.9 million, or $0.03 per diluted share, for the same period in 2008. For the fourth quarter 2009 Onyx reported a GAAP net loss of $5.5 million, or $0.09 per diluted share, compared to a net loss of $30.2 million, or $0.53 per diluted share, in the same period in 2008. Onyx reported non-GAAP net income of $54.4 million, or $0.89 per diluted share, for the full year 2009 compared to non-GAAP net income of $54.8 million, or $0.97 per diluted share, for the same period in 2008. For the fourth quarter 2009, Onyx reported non-GAAP net income of $8.8 million, or $0.14 per diluted share, compared to $8.9 million, or $0.16 per diluted share for the same period in 2008. Non-GAAP net income excludes, among other things, employee stock-based compensation expense, transaction costs related to Onyx’s acquisition of Proteolix, Inc. in November 2009 and upfront and milestone payments. For a complete description of the items excluded to arrive at non-GAAP net income and a reconciliation to comparable GAAP measures, refer to the accompanying Reconciliation of GAAP to Non-GAAP Net Income (Loss) provided below.
Revenue from Collaboration Agreement
For the full year and fourth quarter 2009, Onyx reported revenue from its Nexavar collaboration agreement of $250.4 million and $67.3 million, respectively, compared to $194.3 million and $49.7 million for the same periods in 2008. The increase in revenue from collaboration agreement between periods is due to an increase in Nexavar revenue recognized by Bayer and higher royalty revenue, partially offset by an increase in commercial expenses related to Nexavar.

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

Operating Expenses
Onyx recorded research and development expenses of $128.5 million for the full year 2009 and $36.0 million for the fourth quarter 2009, compared to $123.7 million and $59.9 million for the same periods in 2008. Research and development expenses for the full year 2009 increased compared to 2008 primarily due to increases in the development program for Nexavar across additional tumor types, such as thyroid, breast, colorectal and adjuvant liver cancer; expenses related to the development of carfilzomib following the acquisition of Proteolix; and Onyx’s costs to further develop ONX 0801, including a milestone payment of $7.0 million to BTG International Limited (BTG). In 2008, research and development expenses included payments totaling $33.8 million made to S*BIO Pte Ltd (S*BIO) under a development collaboration, option and license agreement and to BTG under a development and license agreement.
Onyx recorded selling, general and administrative expenses of $101.1 million in the full year 2009 and $32.2 million in the fourth quarter 2009, compared to $81.0 million and $22.0 million for the same periods in 2008. Higher selling, general and administrative expenses were primarily due to headcount-related expenses to support Onyx’s growth and to legal and acquisition-related costs.
Onyx recorded $1.5 million of non-cash expense in the fourth quarter of 2009 associated with the increase in the fair value of the liability for contingent consideration related to the acquisition of Proteolix.
Investment Income
For the full year and fourth quarter 2009, investment income was $4.0 million and $0.9 million, respectively, compared to $12.7 million and $2.0 million for the same periods in 2008. The decrease was primarily due to lower effective interest rates as a result of market conditions, as well as a change in the asset allocation of Onyx’s investment portfolio.
Interest Expense
Onyx recorded interest expense of $6.9 million and $4.6 million for the full year and fourth quarter 2009, related to the 4.0% convertible senior notes due 2016 issued in August 2009, which includes non-cash imputed interest expense of $3.1 million and $2.1 million for the same periods.
Cash, Cash Equivalents and Marketable Securities
At December 31, 2009, cash, cash equivalents, and current and noncurrent marketable securities were $587.3 million, compared to $458.0 million at December 31, 2008. This increase was primarily due to net proceeds of debt and equity financings in August 2009 and cash generated from operations, offset by cash paid in connection with the Proteolix acquisition.

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 23, 2010. The live webcast will be available at:
http://www.onyx-pharm.com/view.cfm/32/Event-Calendar
or by dialing 847-619-6547 and using the passcode 26379728. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 26379728 approximately one hour after the teleconference concludes. The replay will be available through March 9, 2010.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar ® (sorafenib) tablets, a small molecule drug that is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. Beyond Nexavar, Onyx has established a development pipeline of anticancer compounds at various stages of clinical testing, including carfilzomib, a next-generation proteasome inhibitor, that is currently being evaluated in multiple clinical trials for the treatment of patients with relapsed or relapsed/refractory multiple myeloma and solid tumors, and ONX 0801, a targeted alpha-folate inhibitor, currently in Phase 1 testing. For more information about Onyx, visit http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, regulatory filings and actions, the creation of opportunities for value creation and the integration of the operations and assets of Proteolix. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; product liability risks; and the anticipated benefits of the acquisition of Proteolix. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks, as well as the company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Revenue from collaboration agreement	$67,317	$49,650	$250,390	$194,343
Contract revenue from collaboration	1,000	—	1,000	—

Total revenue	68,317	49,650	251,390	194,343
Operating expenses:
Research and development (1)	36,028	59,905	128,506	123,749
Selling, general and administrative (1)	32,232	22,008	101,132	80,994
Contingent consideration	1,528	—	1,528	—

Total operating expenses	69,788	81,913	231,166	204,743

Income (loss) from operations	(1,471)	(32,263)	20,224	(10,400)
Investment income	920	1,999	4,028	12,695
Interest expense	(4,603)	—	(6,858)	—

Income (loss) before provision for income taxes	(5,154)	(30,264)	17,394	2,295
Provision (benefit) for income taxes	355	(77)	1,233	347

Net income (loss)	$(5,509)	$(30,187)	$16,161	$1,948

Net income (loss) per share:
Basic	$(0.09)	$(0.53)	$0.27	$0.03

Diluted (2)	$(0.09)	$(0.53)	$0.27	$0.03

Shares used in computing net income (loss) per share:
Basic	62,189	56,430	59,215	55,915

Diluted (2)	62,189	56,430	59,507	56,765

(1) Includes employee stock-based compensation charges of:
Research and development	$1,288	$1,083	$3,574	$3,166
Selling, general, and administrative	4,858	3,904	17,506	15,630

Total employee stock-based compensation	$6,146	$4,987	$21,080	$18,796

(2) Computation of net income (loss) used in computing diluted per share amounts:
Net income (loss)	$(5,509)	$(30,187)	$16,161	$1,948
Add: Interest and issuance costs related to dilutive convertible senior notes (3)	—	—	—	—

Net income (loss) used in computing diluted per share amounts	$(5,509)	$(30,187)	$16,161	$1,948

Basic shares	62,189	56,430	59,215	55,915
Dilutive effect of options and restricted stock	—	—	292	850
Dilutive effect of convertible senior notes (3)	—	—	—	—

Diluted shares	62,189	56,430	59,507	56,765

(3)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months and year ended December 31, 2009 because their effect would be anti-dilutive.

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Nexavar product revenue, net (as recorded by Bayer)	$235,175	$176,503	$843,470	$677,806

Revenue subject to profit sharing (as recorded by Bayer)	$205,247	$160,874	$753,340	$637,459
Combined cost of goods sold, distribution, selling, general and administrative expenses	89,674	76,593	312,205	298,792

Combined collaboration commercial profit	$115,573	$84,281	$441,135	$338,667

Onyx’s share of collaboration commercial profit	$57,787	$42,141	$220,567	$169,334
Reimbursement of Onyx’s shared marketing expenses	7,435	6,415	23,514	22,185
Royalty revenue	2,095	1,094	6,309	2,824

Revenue from collaboration agreement	$67,317	$49,650	$250,390	$194,343

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP net income (loss) per share — basic	$(0.09)	$(0.53)	$0.27	$0.03
GAAP net income (loss) per share — diluted (4)	$(0.09)	$(0.53)	$0.27	$0.03

GAAP net income (loss)	$(5,509)	$(30,187)	$16,161	$1,948
Non-GAAP adjustments:
Employee stock-based compensation	6,146	4,987	21,080	18,796
Imputed interest related to the convertible senior notes due 2016	2,111	—	3,137	—
Transaction costs	4,480	330	5,491	330
Upfront and milestone payments	—	33,750	7,000	33,750
Contingent consideration	1,528	—	1,528	—

Non-GAAP net income (loss) (5)	$8,756	$8,880	$54,397	$54,824

Computation of non-GAAP net income (loss) used in computing non-GAAP diluted per share amounts:
Non-GAAP net income (loss) (5)	$8,756	$8,880	$54,397	$54,824
Add:
Interest and issuance costs related to dilutive convertible senior notes (6)	—	—	3,683	—

Non-GAAP net income (loss) used in computing non-GAAP diluted per share amounts (5)	$8,756	$8,880	$58,080	$54,824

Computation of non-GAAP diluted shares
Basic shares	62,189	56,430	59,215	55,915
Adjustments for dilutive effects:
Dilutive effect of options and restricted stock	—	—	292	850
Dilutive effect of convertible senior notes (6)	—	—	5,801	—

Non-GAAP diluted shares (5)	62,189	56,430	65,308	56,765

Non-GAAP net income (loss) per share (5)	$0.14	$0.16	$0.92	$0.98
Non-GAAP net income (loss) per share — diluted (5)	$0.14	$0.16	$0.89	$0.97

(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months and year ended December 31, 2009 because their effect would be anti-dilutive.

(5)	This press release includes the following non-GAAP financial measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

These non-GAAP financial measures exclude the following items from GAAP net income (loss) and diluted net income (loss) per share:
Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.
Upfront and milestone payments and transaction costs: The effects of milestone payments and transaction costs are excluded as they do not relate to the normal and recurring transactions of our business; such exclusions allow for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx manages the business.
Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

(6)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of non-GAAP diluted per share amounts for the three months ended December 31, 2009 because their effect is anti-dilutive and included in the computation of non-GAAP diluted per share amounts for the year ended December 31, 2009 because their effect is dilutive.

Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2009 Financial Results
February 23, 2010

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(In thousands)
	December 31,	December 31,
	2009	2008
	(unaudited)	(7)
Assets
Cash, cash equivalents and current marketable securities	$550,108	$418,424
Other current assets	88,615	43,635

Total current assets	638,723	462,059
Property and equipment, net	7,473	3,363
Marketable securities, non-current	37,174	39,622
Intangible assets — in-process research and development	438,800	—
Goodwill	193,675	—
Other assets	8,835	4,723

Total assets	$1,324,680	$509,767

Liabilities and stockholders’ equity
Current liabilities	$107,790	$33,304
Convertible senior notes due 2016	143,669	—
Liability for contingent consideration, non-current	160,528	—
Deferred tax liability	157,090	—
Other long-term liabilities	5,047	1,263
Stockholders’ equity	750,556	475,200

Total liabilities and stockholders’ equity	$1,324,680	$509,767

(7)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008.